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                                                                   Exhibit 3.284

                            CERTIFICATE OF FORMATION

                                       OF

                               EMS MANAGEMENT LLC


            This Certificate of Formation of EMS Management LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

      1.    The name of the limited liability company is EMS Management LLC.

      2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 29th day of December, 2004.


                                            /s/ Garth B. Thomas
                                            ------------------------------
                                            Garth B. Thomas
                                            Organizer